GROSS SHUMAN BRIZDLE & GILFILLAN, P.C.
ATTORNEYS AT LAW
GORDON R. GROSS	465 MAIN STREET — SUITE 600	4145 North Service Road — Suite 200
IRVING M. SHUMAN	BUFFALO, NEW YORK 14203-1787	Burlington, Ontario, Canada L7L 6A3
PETER S. GILFILLAN	(716) 854-4300	(416) 221-5600
DAVID H. ALEXANDER*	(866) 893-2003	(905) 336-8957
ROBERT J. FELDMAN	FAX (716) 854-2787	Fax: (905) 332-3007
LESLIE MARK GREENBAUM
JEFFREY A. HUMAN	Fax/Email Not	By Appointment Only:
HUGH C. CARLIN	For Service of Papers
HOWARD B. COHEN		5820 Main Street- Suite 306
JOHN K. ROTTARIS		Williamsville, NY 14221
JOHN F. LEONE
JONATHAN D. SCHECHTER
DAVID H. ELIBOL		Joel H. Paull
THOMAS J. KEABLE		Of Counsel
HARRY J. FORREST
MELISSA S. PAULL
JANET G. BURHYTE

* NY & FLA BAR
EXHIBIT 5.1

February 6, 2006
Ecology and Environment, Inc.
368 Pleasant View Drive
Lancaster, New York 14086
Re: Registration Statement on Form S-8
Gentlemen:
     We have acted as counsel to Ecology and Environment, Inc. (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof (the “Registration Statement”) relating to the registration of an aggregate of 88,000 shares of the Company’s Common Stock, $.01 par value per share (the “Shares”), reserved for issuance from time to time under the Ecology and Environment, Inc. 1998 Stock Award Plan, as amended, (the “Plan”).
     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Certificate of Incorporation, as amended, and By-Laws of the Company as currently in effect, (b) the Registration Statement, (c) the Plan, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

     Based on the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plan, legally issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

GROSS, SHUMAN, BRIZDLE,
& GILFILLAN, P.C.

By:	/s/ David H. Alexander